Exhibit 4.22



                       AMENDMENT NO. 1


          AMENDMENT NO. 1,  dated as of March 7, 1995 (the
"Amendment"), to the TERM LOAN AND WORKING CAPITAL
AGREEMENT, dated as of November 4, 1994 (the "Credit
Agreement"), among RIO TINTO METAL, S.A., a corporation organized under the laws of Spain (the "Borrower"), the LENDERS parties thereto (each, a "Lender" and collectively, the "Lenders") and BARCLAYS BANK PLC, as Agent for the Lenders (the "Agent").

                         WITNESSETH

          WHEREAS, the Borrower, the Lenders and the Agent have heretofore entered into the Credit Agreement;

          WHEREAS, the Borrower and the Lenders wish to confirm that Hedging Arrangements entered into with any Lender or any Subsidiary or Affiliate of any Lender as counterparties, pursuant to the terms of the Credit
Agreement, will be secured (on a pari passu basis with the Loans) under those Security Documents securing Hedging
Arrangements;

          WHEREAS, the Borrower and the Lenders wish to confirm that any two authorized officers of the Borrower may sign, on behalf of the Borrower, borrowing requests and certain other certificates required pursuant to the terms of the Credit Agreement; and

          WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:

                          ARTICLE I

                         AMENDMENTS

          Section 1.1.  The definition of "Adjusted Pro Rata
Share" in Section 1.01(c) of the Credit Agreement is amended to read in its entirety as follows:

                    ""Adjusted Pro Rata Share" shall mean,
          with respect to the sharing of payments due any Lender at any time pursuant to this Agreement, the proportion of such Lender's total outstanding

          Loans and the sum of the net liabilities and other amounts owing to such Lender or any Subsidiary or Affiliate of such Lender as provided in Section 8.01(n) by the Borrower under each type of Hedging Arrangement with such Lender or any Subsidiary or Affiliate of such Lender secured pursuant to
          Section 8.01(n) to the aggregate amount of outstanding Loans and the total amount of such liabilities and other amounts owing by the Borrower under each type of Hedging Arrangement to all Lenders, including any Subsidiary or Affiliate of such Lenders as provided in Section 8.01(n), at such time."

          Section 1.2.  The parenthetical phrase in the
first sentence of the definition of "Borrowing Base" in
Section 1.01(c) of the Credit Agreement is amended to read in its entirety as follows:

          "(including Lenders and any Subsidiaries or Affiliates of Lenders providing Hedging
          Arrangements to the Borrower pursuant to Section
          8.01(n))"

          Section 1.3.  The definition of "Financing
Documents" in Section 1.01(c) of the Credit Agreement is amended by adding the words "or any Subsidiary or Affiliate of such Lender" after the word "Lender" appearing therein.

          Section 1.4.  The definition of "Permitted
Encumbrances" in Section 1.01(c) of the Credit Agreement is amended by adding the words "or any Subsidiary or Affiliate of the Agent or any Lender, as the case may be," after the word "Lender" appearing in clause (viii) therein.

          Section 1.5. The definition of "Swing Line Loan Request" in Section 1.01(c) of the Credit Agreement is amended by deleting the words "the Chief Financial Officer and another authorized officer" appearing therein and by adding in place thereof the words "two authorized officers".

          Section 1.6.  The definition of "Term Loan
Request" in Section 1.01(c) of the Credit Agreement is amended by deleting the words "the Chief Financial Officer and another authorized officer" appearing therein and by adding in place thereof the words "two authorized officers".

          Section 1.7. The definition of "Working Capital Loan Request" in Section 1.01(c) of the Credit Agreement is amended by deleting the words "the Chief Financial Officer and another authorized officer" appearing therein and by adding in place thereof the words "two authorized officers".

          Section 1.8.  Section 5.02(b)(ii) of the Credit
Agreement is amended to read in its entirety as follows:

                    "(ii)  The Agent shall maintain an
          internal account in which shall be recorded for each Lender (A) the date and amount of each Loan hereunder, (B) any Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or to become due and payable from the Borrower with respect thereto,
          (D) the amount of any sum received by the Agent from the Borrower with respect thereto, (E) the date, amount and type of each Hedging Arrangement, as provided in Section 8.01(n), as is made with any Lender or any Subsidiary or Affiliate of such Lender, as provided in Section 8.01(n), and (F) the amount of any sum received by the Agent from the Borrower, including the proceeds of any Collateral, with respect to such Hedging Arrangements."

          Section 1.9.  Each of clauses (vi) and (vii) of
Section 8.01(a) of the Credit Agreement is amended by deleting the words "the Chief Financial Officer and one other authorized officer" appearing therein and by adding in place thereof the words "two authorized officers".

          Section 1.10.  Section 8.01(n) of the Credit
Agreement is amended by deleting the last sentence thereof and by adding in place thereof two new sentences to read in their entirety as follows:

          "For purposes of this Section 8.01(n), Hedging Arrangements may include, with the consent of the Agent, interest rate caps and interest rate collars and shall include any Hedging Arrangements entered into on or after the date of this Agreement but prior to the effective date hereof and shall also include the foreign exchange Hedging Arrangement dated June 20, 1994 between RTM and ABN-AMRO Bank, National Westminster Bank Plc and Barclays Bank PLC relating to currency exposure under the Lurgi Contract. For purposes of this Section 8.01(n), any Lender or any Subsidiary or Affiliate of any Lender may be a counterparty to any Hedging Arrangement provided for herein and any reference to "Lender" in this

          Section 8.01(n), unless the context otherwise indicates, shall be deemed to refer to a Lender and any Subsidiary or Affiliate of such Lender which may enter into a Hedging Arrangement with the Borrower from time to time. In order to be entitled to the benefits of the Security Documents as specified above, each Lender and each Subsidiary or Affiliate of any Lender which enters into a Hedging Arrangement with the Borrower shall deliver to the Agent promptly upon entering into such Hedging Arrangement a mandate letter in the form of Exhibit BB hereto providing in Schedule 1 thereto the information required by the Agent to complete Annex 5 to the Master Assignment Agreement and Annex 2 to the Pledge of Shares."

          Section 1.11.  Section 10.01 of the Credit
Agreement is amended by adding the words "and, solely with respect to security interests created in connection with Hedging Arrangements pursuant to Section 8.01(n), any Subsidiary or Affiliate of any Lender that may enter into Hedging Arrangements with the Borrower from time to time," after the word "Lender" appearing in the first line therein.

          Section 1.12.  Section 10.03 of the Credit
Agreement is amended by adding the words "or any Subsidiary or Affiliate of such Lender" after the word "Lender" appearing in the last sentence therein.

          Section 1.13.  The Credit Agreement is amended by
adding thereto a new Exhibit BB in the form of Annex A to this Amendment.

                         ARTICLE II

               Representations and Warranties

          Section 2.1.  The Borrower represents and warrants
to the Lenders that:

          (a) Power and Authority. The Borrower has full power and authority to execute, deliver and perform this Amendment and to incur the obligations provided for herein and in the Credit Agreement, as amended by this Amendment, and to grant to the Lenders the security interests and liens described herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders which previously has not been obtained is required as a condition to the validity or performance or the exercise by the Agent or the Lenders of any of their rights or remedies under this Amendment or the Credit Agreement, as amended hereby.

          (b)  Authorizations.  All authorizations,
     consents, approvals, registrations and notices with or from any governmental or administrative authority or any other person that are necessary for the execution and delivery of this Amendment and the performance by the Borrower of its obligations hereunder and under the Credit Agreement, as amended hereby, have been effected or obtained and are in full force and effect.

          (c) Binding Agreement. Each of this Amendment and the Credit Agreement, as amended hereby, has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d)  No Conflicts.  There is no statute,
     regulation, rule, order or judgment, and no provision of the Borrower's governing Articles or by-laws (Escritura Constitucion y Estatutos) and no provision of any mortgage, indenture, contract or agreement binding on the Borrower or affecting its property that would prohibit, conflict with or in any way prevent the execution, delivery, or performance of the terms of this Amendment or the Credit Agreement, as amended hereby, or result in or require the creation or imposition of any lien on any of the Borrower's property as a consequence of the execution, delivery and performance of this Amendment or the Credit Agreement, as amended hereby, and no consents or waivers of other lenders to the Borrower are required for the execution, delivery or carrying out of the terms of this Amendment or the Credit Agreement, as amended hereby.


                         ARTICLE III

                    Conditions Precedent

          Section 3.1.  The effectiveness of this Amendment
is subject to the following conditions precedent:

               (a)  Counterparts hereof shall have been
     executed by the Borrower, the Required Lenders and the Agent.

               (b)  The Agent shall have received an
     appropriate Notarial Deed formalizing this Amendment in accordance with applicable Spanish law before a Spanish notary.

               (c)  The Agent shall have received an amended
     Pledge of Shares, in Spanish, executed by a duly authorized officer of RTM, and the pledge shall have been formalized before a Spanish Notary Public or Official Commercial Stockbroker.

               (d) The Agent shall have received an amended Master Assignment Agreement, in Spanish, (which shall be updated from time to time), executed by a duly authorized officer of the Borrower and notarized before a Spanish Notary or an Official Commercial Stockbroker.


                         ARTICLE IV

                        Miscellaneous

          Section 4.1.  Except as amended hereby, all of the
terms of the Credit Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

          Section 4.2.  THIS AMENDMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK, UNITED STATES OF AMERICA.

          Section 4.3.  This Amendment may be executed in
any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          Section 4.4.  In case any one or more of the
provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 4.5. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Amendment, the Credit Agreement and each other Financing Document. The Borrower hereby appoints CT System, with offices on the date hereof at 1633 Broadway, New York, New York, as its authorized agent on whom process may be served in any action which may be instituted against it by the Agent in its own name and on behalf of the Lenders in any state or federal court in the Borough of Manhattan, The City of New York, arising out of or relating to any Loan, the Credit Agreement or this Amendment and each other Financing Document.
Service of process upon such authorized agent and written notice of such service to the Borrower shall be deemed in every respect effective service of process upon the Borrower, and the Borrower hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York. The Borrower hereby irrevocably waives, to the extent permitted by law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwith-standing the foregoing, nothing herein shall in any way affect the right of the Agent in its own name and on behalf of any Lender to bring any action arising out of or relating to the Loans, the Credit Agreement or this Amendment and each other Financing Document in any competent court elsewhere having jurisdiction over the Borrower or its property.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                         RIO TINTO METAL, S.A.


                         By: /s/ Javier Targhetta
                            ______________________
                            Name: Javier Targhetta
                            Title:Managing Director

                         BARCLAYS BANK PLC, as Agent for the
                              Lenders


                         By: /s/  Chris Petit
                             ________________
                            Name: Chris Petit
                            Title:Assistant Director

                         Address for Notices:

                         St. Mary's Court
                         100 Lower Thames Street
                         London EC3R 6JN
                         England

                         Attn:  Structured Finance Division
                         Fax:   071-775-8845


                         BARCLAYS BANK PLC



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         St. Mary's Court
                         100 Lower Thames Street
                         London EC3R 6JN
                         England

                         Attn:  Structured Finance Division
                         Fax:   071-775-8845

                         ABN AMRO BANK N.V.



                         By:___________________________
                            Name:
                            Title:



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         ABN AMRO BANK N.V.,
                         Sucursal en Espana
                         Serrano 55
                         28006, Madrid

                         Attn:  I. Andino
                         Fax:   341-520-9107

                         NATIONAL WESTMINSTER BANK PLC



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         National Westminster Bank Plc
                         Kings Cross House
                         Phase 2
                         200 Pentonville Road
                         London N1 9HL

                         Attn:  Commercial Loans Manager
                         Fax:   44-71-239-8257

                         DEUTSCHE BANK AG,
                         New York Branch



                         By:___________________________
                            Name:
                            Title:



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         DEUTSCHE BANK AG
                         31 West 52nd Street
                         New York, NY 10019
                         USA

                         Attn:  Sandra Bell
                         Fax:   0101 212 474 8256

                         BANQUE NATIONALE DE PARIS



                         By:___________________________
                            Name:
                            Title:



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         BANQUE NATIONALE DE PARIS
                         27, Boulevard des Italiens
                         Paris, France

                         Attn:  Mr. Bruno Weill
                         Fax:   19.33.1.40.14.89.25

                         LANDESBANK BERLIN - GIROZENTRALE



                         By:___________________________
                            Name:
                            Title:



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         LANDESBANK BERLIN - GIROZENTRALE
                         Bundesallee 171
                         10889 Berlin-Wilmersdorf
                         Federal Republic of Germany

                         Attn:  Corporate Special Finance
                         Fax:   (49) 30/869-3050

                         DE NATIONALE INVESTERINGSBANK N.V.



                         By:___________________________
                            Name:
                            Title:



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:

                         DE NATIONALE INVESTERINGSBANK N.V.
                         P.O. Box 380
                         2501 BH The Hague
                         The Netherlands

                         Attn:  Mr. E.J. Wesseling (101447)
                         Fax:   31 70 365 1071

                         BAYERISCHE VEREINSBANK AG



                         By:___________________________
                            Name:
                            Title:



                         By:___________________________
                            Name:
                            Title:

                         Address for Notices:



                         BAYERISCHE VEREINSBANK AG
                         Kardinal-Faulhaber-Strasse 1
                         80311 Munich
                         Germany

                         Attn:  Marcus Kleiner
                         Fax:   49-89-378-26293

                                                     Annex A



                         EXHIBIT BB


                 Form of Mandate Letter for
                    Hedging Arrangements


                                                      [Date]

Barclays Bank PLC, as Agent
  for the Lenders as defined
  in the Credit Agreement
  referred to below
St. Mary's Court
100 Lower Thames Street
London, EC3R 61N

          Attention:  Structured Finance Division,
                      Mining Finance

Dear Sirs:


     Reference is made to the Term Loan and Working Capital
Agreement, dated as of November 4, 1994 (the "Credit
Agreement" the terms defined therein being used herein as therein defined), among Rio Tinto Metal, S.A., the Lenders parties thereto and Barclays Bank PLC, as Agent for said
Lenders, notarized before the Spanish Notary Mr. Roberto
Blanquer Uberos on December 7, 1994, bearing number 4213 of its protocol.

     The undersigned hereby gives you the mandate, pursuant to Section 8.01(n) of the Credit Agreement and in its capacity as a "Lender" as defined in said Section 8.01(n), to appear on its behalf before a Spanish Commercial Stockbroker in order to confirm that the obligations of the Borrower arising out of the Hedging Arrangement described on
Schedule 1 attached hereto are secured by the Pledge of Shares notarized before the Spanish Notary Public Mr. Roberto Blanquer Uberos on December 7, 1994, as amended, bearing number 4216 of its protocol, and by the Master Assignment Agreement executed before the Spanish Commercial

Stockbroker Mr. Manuel Richi Alberti on December 7, 1994, as amended, on a pari passu basis with the Term Loans and Working Capital Loans.

                              Very truly yours,

                              [Lender]

                              By __________________________
                                 Title:


                              By __________________________
                                 Title:

                                                  Schedule 1






             Description of Hedging Arrangement
               Referred to in Mandate Letter,
                   dated __________, 19__




Hedging Bank:


Type of Hedging:


Borrower's Obligation:


Maturity Date: